Exhibit 23.1

Tel: +91 124 4087 954 www.bdo.in	BDO India Services Private Limited Magnum Global Park Unit No-2101-2115A & B, Floor 21 Sector-58, Arch View Drive Gurugram 122011, INDIA

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2026, relating to the consolidated financial statements of SS Innovations International, Inc. (“the Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO India Services Private Limited

BDO India Services Private Limited (predecessor Firm BDO India LLP)

Gurugram, India

June 08, 2026

BDO India Services Private Limited, a private limited company incorporated in India, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member entities.

Head Office: The Ruby, Level 9, North West Wing, Senapati Bapat Marg, Dadar (W), Mumbai 400028, INDIA | Tel: +91 22 6974 0300